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                                                                    Exhibit 99.a

               RONSON REPORTS NET SALES AND RESULTS OF OPERATIONS
                                  FOR YEAR 2007

Somerset, N.J., March 17, 2008 - Ronson Corporation (NASDAQ Capital Market RONC) (the "Company") today reported its results for the fourth quarter and year 2007.

Net Sales
---------
The Company reported an increase of 6% in Net Sales in the fourth quarter of 2007 to $7,000,000 as compared to $6,573,000 in the fourth quarter of 2006. The Company's Net Sales of $26,246,000 in the year 2007 were lower as compared to $29,244,000 in 2006.

Earnings from Operations
------------------------
The Company's Earnings from Operations were $144,000 in the fourth quarter of 2007 as compared to $274,000 in the fourth quarter of 2006. The Company's Earnings from Operations were $38,000 in the year 2007 as compared to $1,093,000 in the year 2006.

Earnings (Loss) before Income Taxes
-----------------------------------
The Company's Earnings (Loss) before Income Taxes were a loss of $(834,000) in the year 2007 as compared to earnings of $289,000 in the year 2006.

The Company's President, Louis V. Aronson II, commented that, while mindful of the continuing adverse effects of the price increases of oil, now over $110 a barrel, and mindful that oil is an ingredient of Ronson's fuels, there were two significant events worth mentioning that negatively affected the Company's Earnings before Income Taxes in 2006 and 2007. Both events are non-recurring. These were:

Event #1 - In order to put in proper perspective the results for operations of 2006 and 2007, Mr. Aronson explained that there was a sizable sale of about $960,000 in 2006 of Ronson fuels to a distributor in China, intended solely for the China domestic market. Contrary to our understanding, the distributor shortly thereafter returned the fuels back into the U.S. domestic market to a third party without authorization. The unauthorized return of Ronson fuels to a third party and their sales into the U.S. market by that third party significantly reduced domestic sales in 2006 and 2007.

Event #2 - Results in 2006 and 2007 also reflected the effects of the Company's investment of approximately $3.3 million in a new 19,200 sq. ft. hangar at Ronson Aviation, Inc. (RAI) at Trenton-Mercer Airport. The $3.3 million expenditure met the County's requirement for an additional investment by RAI to extend RAI's favorable lease with Mercer County for an additional twenty-five years. The new hangar, completed near the end of 2007, tied up sizable cash funds during construction and did not contribute revenue or earnings to the Company until the very end of 2007. The new hangar, now operational, has a positive effect on the Company.

Mr. Aronson said that the perspective for the year ahead improves measurably when the above-mentioned events are combined with the Company's recent settlement in December 2007 of the costly, four year litigation with a shareholder.

                                     -More-



                               RONSON CORPORATION
                      CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE QUARTER ENDED DECEMBER 31:
----------------------------------

                                                                           2007               2006
                                                                           ----               ----
Net Sales                                                          $  7,000,000       $  6,573,000
Earnings before other charges, interest, other items, and income
     taxes                                                              154,000 (2)        285,000
Other charges, litigation                                               (10,000)(3)        (11,000)(3)
Earnings from operations                                                144,000            274,000
Earnings (loss) before income taxes                                     (97,000)            29,000
Income tax expense (benefit)                                            (35,000)           116,000 (4)
Net loss                                                                (62,000)           (87,000)

Net loss per common share (5,6):
Basic                                                              $       (.01)      $       (.02)
Diluted                                                                    (.01)              (.02)

Average common shares outstanding (5,6):
Basic                                                                 5,084,000          5,046,000
Diluted                                                               5,084,000          5,046,000


FOR THE YEAR ENDED DECEMBER 31:
-------------------------------
                                                                           2007               2006
                                                                           ----               ----
Net sales                                                          $ 26,246,000       $ 29,244,000 (1)
Earnings before other charges, interest, other items, and
     income taxes                                                        66,000 (2)      1,184,000
Other charges, litigation                                               (28,000)(3)        (91,000)(3)
Earnings from operations                                                 38,000          1,093,000
Earnings (loss) before income taxes                                    (834,000)           289,000


Income tax expense (benefit)                                           (237,000)(4)        222,000 (4)
Net earnings (loss)                                                    (597,000)            67,000


Net earnings (loss) per common share (5,6):
Basic                                                              $       (.12)      $        .01
Diluted                                                                    (.12)               .01

Average common shares outstanding (5,6):
Basic                                                                 5,067,000          5,026,000
Diluted                                                               5,067,000          5,066,000


                                     -More-


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FOOTNOTES:

     (1) In the year 2006, the Net Sales included a sale of Ronsonol and Ronson Butane refills of about $960,000 to a distributor in China.

     (2) The year 2007 is the first year that the Company is required to begin compliance with Section 404 of the Sarbanes-Oxley Act. In the fourth quarter and year 2007, the Company incurred expenses of $72,000 for initial year compliance with Section 404 of the Sarbanes-Oxley Act. Additional initial year compliance costs of about $55,000 will be incurred in the first quarter of 2008. Compliance costs will be lower in 2008 and future years.

     (3) The Other Charges, Litigation were the legal fees incurred as a result of the two lawsuits by the same stockholder, net of related insurance reimbursements.

     (4) In the second quarter of 2007 and fourth quarter of 2006, the Company reviewed the likelihood that, in using a tax planning strategy, it would be able to utilize net operating loss carryforwards of Prometcor, Inc. for purposes of State of New Jersey income taxes. The determination was made that a portion was not likely to be utilized. Therefore, in the year 2007 and the fourth quarter and year 2006, the Company increased the valuation reserve related to deferred income tax assets by $67,000 and $75,000, respectively, resulting in reduced Income Tax Benefits that lowered 2007's and 2006's Net Earnings.

     (5) Diluted Net Earnings (Loss) per Common Share includes the dilutive effect of outstanding stock options. The stock options were anti-dilutive for the quarters ended December 31, 2007 and 2006, and for the year ended December 31, 2007, and therefore, were excluded from the computation of Diluted Net Earnings (Loss) per Common Share for those periods.

     (6) On February 1, 2008, the Company's Board of Directors declared a 5% stock dividend on the Company's outstanding common stock to be issued on April 15, 2008. Information regarding the number of shares and per share amounts has been retroactively adjusted to reflect the February 2008 5% stock dividend.

Ronson Corporation's operations include its wholly-owned subsidiaries:
1) Ronson Consumer Products Corporation in Woodbridge, N.J., and Ronson Corporation of Canada Ltd., manufacturers and marketers of Ronson consumer products; and 2) Ronson Aviation, Inc., a fixed-base operator at Trenton-Mercer Airport, Trenton, N.J., providing fueling, sales/services of aircraft, avionics and hangar/office leasing.

This press release contains forward-looking statements that anticipate results based on management's plans and expectations that are subject to uncertainty. Forward-looking statements are based on current expectation of future events. The Company cannot ensure that any forward-looking statement will be accurate, although the Company believes that it has been reasonable in its expectations and assumptions. If underlying assumptions prove inaccurate or that unknown risks or uncertainties materialize, actual results could vary materially from our projections. Investors should understand that it is not possible to predict or identify all such factors and should not consider this to be a complete statement of all potential risks and uncertainties. The Company assumes no obligation to update any forward-looking statements as a result of future events or developments.

COMPANY CONTACT:
DARYL K. HOLCOMB
(732) 469-8300